Exhibit 10.29

SECOND NOTE EXTENSION AGREEMENT

This Second Note Extension Agreement (“Agreement”) is entered into this 30th day of May 2008, by Dr. Tattoff, Inc. (the “Company”), a Florida corporation, and each of the undersigned noteholders (collectively, “Noteholders”).

BACKGROUND

WHEREAS, the DRTATTOFF, LLC (“Dr. Tattoff”) has previously issued to the Noteholders certain promissory notes more particularly described in Annex A attached hereto, all of which matured on December 1, 2007 (collectively, “Notes”);

WHEREAS, Dr. Tattoff and each of the Noteholders entered into a Note Extension Agreement dated December 20, 2007, whereby the maturity date of the Notes was extended to June 1, 2008;

WHEREAS, the Company assumed the obligations of Dr. Tattoff under the Notes in connection with the merger, whereby Dr. Tattoff merged with and into the Company on February 11, 2008; and

WHEREAS, the Company has requested, and each of the Noteholders has agreed, to extend the respective maturity dates of the Notes and reaffirm their waiver of any and all past defaults.

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree follows:

1.  The parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by reference.

2. Each Noteholder hereby agrees, the maturity date (“Maturity Date”) for each of the Notes is hereby extended to the earlier of: (a) December 1, 2008, or (b) sixty (60) calendar days from the date a registration statement registering the securities of the Company for public sale is declared effective by the Securities and Exchange Commission. Except as provided herein, all other terms of the Notes are ratified and confirmed.

3. The parties hereto agree that the unpaid principal balance of the Notes shall bear interest at the rate of ten percent (10%) per annum beginning June 1, 2008 until the Maturity Date. The amount of interest to be paid on the daily outstanding balance of principal evidenced by the Notes shall be based upon a 365-day year for the actual number of days for which interest is payable, but such interest shall never exceed the maximum rate of interest permitted under applicable law

4.  Each Noteholder hereby affirms their waiver of any and all past defaults, late charges (including default interest rates) and penalties under the Notes, if any, in their entirety.

5. This Agreement shall bind and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

6. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute the same instrument.

7.  This Agreement may be executed by facsimile signature and that such facsimile signature shall have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Dr. Tattoff, Inc.

By:	/s/ John Keefe
Name: John Keefe
Title: Chief Executive Officer

ACCEPTED AND APPROVED:

/s/ James Morel
James Morel

/s/ William Kirby
William Kirby

/s/ Christopher Knight
Christopher Knight

/s/ John J. Klobnak
John J. Klobnak

Annex A

Principal Amount	Holder	Original Maturity Date

$3,000	James Morel	12/1/2007
$20,000	William Kirby	12/1/2007
$21,000	Christopher Knight	12/1/2007
$20,000	John J. Klobnak	12/1/2007